ADDENDUM NO. 1
                                 to the
                   TRANSFER AGENCY AND SERVICE AGREEMENT
                       dated August 29, 1991 between
                     GREAT HALL INVESTMENT FUNDS, INC.
                                   and
                       NORWEST BANK MINNESOTA, N.A.

     This Addendum No. 1, dated March 17, 1992, to the Transfer Agency and Service Agreement dated August 29, 1991 (the "Agreement") between Great Hall Investment Funds, Inc. (the "Company") and Norwest Bank Minnesota, N.A. ("Norwest"),

     WITNESSETH THAT:

     WHEREAS, the Company is a mutual fund whose shares currently are offered in the following five series: Great Hall Prime Money Market Fund, Great Hall U.S. Government Money Market Fund, Great Hall Tax-Free Money Market Fund, Great Hall National Tax-Exempt Fund and Great Hall Minnesota Insured Tax-Exempt Fund; and

     WHEREAS, the Company heretofore has employed Norwest, and Norwest has agreed to act, as the transfer agent and dividend disbursing agent of Great Hall Prime Money Market Fund, Great Hall U.S. Government Money Market Fund and Great Hall Tax-Free Money Market Fund pursuant to the Agreement; and

     WHEREAS, the Company desires to employ Norwest, and Norwest hereby agrees to act, as the transfer agent and dividend disbursing agent of each of Great Hall National Tax-Exempt Fund and Great Hall Minnesota Insured Tax-Exempt Fund pursuant to the terms of the Agreement.

     NOW, THEREFORE, in consideration of the mutual agreements contained in the Agreement and in this Addendum No. 1 thereto, the Company hereby employs Norwest, and Norwest hereby agrees to act, as the transfer agent and dividend disbursing agent of each of Great Hall National Tax-Exempt Fund and Great Hall Minnesota Insured Tax-Exempt Fund pursuant to the terms and conditions of the Agreement, which are incorporated herein by reference.

     IN WITNESS WHEREOF, each of the Company and Norwest has caused this Addendum No. 1 to the Agreement to be executed in its name on the day and year first above written.

GREAT HALL INVESTMENT FUNDS, INC.         NORWEST BANK MINNESOTA, N.A.


By  Peter O. Torvik                       By  Jane E. Zilch
 Its  Chief Executive Officer              Its  Vice President

ATTEST:                                   ATTEST:


By  Julie Getchell                        By  Brent C. Seigel
 Its  Vice President                       Its  Assistant Vice President

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